EXHIBIT 23.1




                          Consent of Independent Accountants

                                ----------------------

         As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in Apta Holdings, Inc.'s Form 10-KSB for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


                                        Haefele, Flanagan & Co., p.c.


Maple Shade, New Jersey
June 12, 2001